Exhibit 99.1

181 W. Huntington Drive, Suite 202, Monrovia, CA 91016 Telephone (626) 357-9983 • Fax (626) 359-9628 www.avinc.com • NASDAQ: AVAV	PRESS RELEASE

AeroVironment, Inc. Announces Fiscal 2010 First Quarter Results

MONROVIA, CA, September 8, 2009 — AeroVironment, Inc. (AV) (NASDAQ: AVAV) today reported financial results for its first quarter ended August 1, 2009.

“Our fiscal 2010 is developing in a manner that is consistent with our plans, reinforcing our view of 18% to 22% revenue growth for the year with 12% to 14% operating income margin. First quarter results reflect the anticipated deferral of Raven UAS deliveries as customers await the second half availability of new digital Raven systems and upgrade kits for the thousands of aircraft in the field. Low first quarter revenue, combined with maintaining our R&D and other spending to support our full year plan, resulted in a first quarter loss, but this was generally consistent with our FY 2010 plan” said Tim Conver, AV chairman and chief executive officer. “We expect the availability of digital Raven systems to drive increased revenue in the second half of the year as our Raven customers seek to catch up on their deferred deliveries.  In addition to moving digital Raven systems toward production, we made great progress during the quarter on other development programs to position us for continued long term growth.”

FISCAL 2010 FIRST QUARTER RESULTS

Revenue for the first quarter of fiscal 2010 was $37.9 million, down 29% over first quarter fiscal 2009 revenue of $53.6 million. The decrease in revenue resulted from decreased sales in our Unmanned Aircraft Systems (UAS) segment of $12.8 million and Efficient Energy Systems (EES) segment of $2.9 million.

Loss from operations for the first quarter of fiscal 2010 was $5.5 million, compared to first quarter fiscal 2009 income from operations of $7.2 million. The decrease in income from operations was caused by lower gross margin of $9.9 million, higher selling, general and administrative (SG&A) expense of $2.4 million and higher research and development (R&D) expense of $0.4 million.

Net loss for the first quarter of fiscal 2010 was $3.6 million, compared to first quarter fiscal 2009 net income of $4.8 million.

Loss per share for the first quarter of fiscal 2010 was $0.17, compared to first quarter fiscal 2009 earnings per diluted share of $0.22.

BACKLOG

As of August 1, 2009, funded backlog (unfilled firm orders for which funding is currently appropriated to us under a customer contract) was $108.7 million compared to $114.8 million as of April 30, 2009.

CONFERENCE CALL

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, September 8, 2009, at 1:30 pm Pacific Time that will be broadcast live over the Internet. Timothy E. Conver, chairman and chief executive officer, Stephen C. Wright, chief financial officer, and Steven A. Gitlin, director of investor relations, will host the call.

4:30 PM ET
3:30 PM CT
2:30 PM MT
1:30 PM PT

Investors may dial into the call at (877) 440-5786 (U.S.) or (719) 325-4855 (international) five to ten minutes prior to the start time to allow for registration.

Investors with access to the Internet may access the conference call live over the Internet at the Investor Relations section of the AeroVironment, Inc. website, http://investor.avinc.com.  Please allow fifteen minutes prior to the call to download and install any necessary audio software.  An audio replay of the event will be archived on the Investor Relations page of the company’s web site, at http://investor.avinc.com.

A digital replay of the call will be available on Tuesday, September 8 at approximately 4:30 p.m. Pacific Time through Tuesday, September 15 at 9:00 p.m. Pacific Time.  Dial (888) 203-1112 and enter the passcode 8574995.  International callers should dial (719) 457-0820 and enter the same passcode number to access the digital replay.

ABOUT AEROVIRONMENT, INC. (AV)

Building on a history of technological innovation, AV designs, develops, produces, and supports an advanced portfolio of Unmanned Aircraft Systems (UAS) and efficient electric energy systems.  Agencies of the U.S. Department of Defense and allied military services use the company’s hand-launched UAS to provide situational awareness to tactical operating units through real-time, airborne reconnaissance, surveillance, and target acquisition.  Commercial and government entities use AV’s clean transportation solutions such as electric vehicle test systems and electric vehicle fast charge systems, as well as its clean energy solutions.  More information about AV is available at www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; changes in the supply and/or demand and/or prices for our products; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

AeroVironment, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except share and per share data)

	Three Months Ended
	August 1,	August 2,
	2009	2008

Revenue:
Product sales	$8,229	$25,327
Contract services	29,711	28,286
	37,940	53,613
Cost of sales:
Product sales	5,557	14,358
Contract services	21,668	18,672
	27,225	33,030
Gross margin	10,715	20,583
Selling, general and administrative	10,495	8,095
Research and development	5,673	5,260
(Loss) income from operations	(5,453)	7,228
Other income:
Interest income	59	541
(Loss) income before income taxes	(5,394)	7,769
(Benefit) provision for income taxes	(1,807)	2,960
Net (loss) income	$(3,587)	$4,809
(Loss) earnings per share data:
Basic	$(0.17)	$0.23
Diluted	$(0.17)	$0.22
Weighted average shares outstanding:
Basic	21,316,776	20,711,656
Diluted	21,316,776	21,651,032

AeroVironment, Inc.

Selected Consolidated Balance Sheet Information

(In thousands except share data)

	August 1, 2009	April 30, 2009
	(Unaudited)
Cash and cash equivalents	$113,284	$116,501
Investments	34,465	28,679
Accounts receivable, net	17,485	42,551
Unbilled receivables and retentions	14,458	20,070
Inventories, net	19,212	11,602
Total assets	235,529	253,181
Stockholders’ equity	204,799	207,427
Shares issued and outstanding	21,508,700	21,470,481

Reportable Segment Results are as Follows (Unaudited):

(In thousands)

	Three Months Ended
	August 1,	August 2,
	2009	2008
Revenue:
UAS	$33,310	$46,076
EES	4,630	7,537
Total	37,940	53,613
Gross margin:
UAS	8,979	16,643
EES	1,736	3,940
Total	10,715	20,583
Selling, general and administrative	10,495	8,095
Research and development	5,673	5,260
(Loss) income from operations	(5,453)	7,228
Interest income	59	541
(Loss) income before income taxes	$(5,394)	$7,769

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

ir@avinc.com